EXHIBIT 10.75

                             SECOND AMENDMENT TO LEASE

        THIS AMENDMENT is made and entered into as of the 13th day of April, 2004, by and between CGA INVESTMENT COMPANY L.L.C. ("Lessor") and InfiNET SOLUTIONS, INC. ("Lessee").

                                   WITNESSETH:

        WHEREAS, by lease dated March 25, 2002, as amended by First Amendment to Lease dated February 18, 2003 (the "First Amendment") (the lease and the First Amendment are referred to together herein as the "Lease"), Lessor leased to Lessee certain premises (the "Leased Premises") commonly known as 1425 Busch Parkway, Buffalo Grove, Illinois; and

        WHEREAS, Lessor and Lessee desire to extend the term of the Lease on the terms set forth below and to amend the Lease in certain other respects;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, Lessor and Lessee hereby agree as follows:

        l. EXTENDED TERM. The term of the Lease is hereby extended to April 30, 2005, on the same terms and conditions as set forth in the Lease unless sooner terminated pursuant to the terms of the Lease; the annual Base Rent shall remain at $98,485.08 and the monthly Base Rent shall remain at $8,207.09.

        2. REAL ESTATE BROKERS. Lessee represents that it has dealt with, and only with Van Vlissingen and Co., as broker in connection with this Amendment and that, insofar as Lessee knows, no other broker negotiated this Amendment or is entitled to any commission in connection therewith. Lessee agrees to indemnify and hold Lessor harmless from all damages, liability and expense (including reasonable attorneys' fees) arising from any claims or demands of any other broker or brokers or finders in connection with its participating with Lessee in the negotiating of this Amendment.

        3. LEASE IN FULL FORCE AND EFFECT. Except for the provisions of this Amendment, all the terms, covenants and conditions of the Lease and all the rights and obligations of Lessor and Lessee thereunder, shall remain in full force and effect, and are not otherwise altered, amended, revised or changed.

        4. ESTOPPEL. Lessee hereby acknowledges that as of the date hereof, Lessee has no knowledge of any claims arising under the Lease against Lessor or its agents, or any one or more of the foregoing, and that Lessee knows of no default or failure on the part of Lessor to keep or perform any covenant, condition or undertaking to be kept or performed by Lessor under the Lease. Lessee hereby releases Lessor from any known liability arising under the Lease prior to the date hereof.


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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                    LANDLORD:

                                    CGA INVESTMENT COMPANY L.L.C., an
                                    Illinois limited liability company

                                    By:    Lamphere Rental Sub Partnership, an
                                           Illinois joint venture, a member

                                    By:    /S/ Charles R. Lamphere
                                          --------------------------------
                                           a general partner



                                     LESSEE:

                                     InfiNET SOLUTIONS


                                     By:  /S/ Harvey Gannon
                                          -------------------------------
                                          Title:  CEO
                                                -------------------------